UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2020

OPEN LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38339	82-3008583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Barton Oaks One

901 S. MoPac Expressway

Bldg. 1, Suite 510

Austin, Texas 78746

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 512-892-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2020, the Board of Directors (the “Board”) of Open Lending Corporation (the “Company”) elected Jessica Snyder and Shubhi Rao to serve as Directors of the Company effective as of August 5, 2020.

Ms. Snyder will serve as a Class III Director of the Company, to hold office until the 2023 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Ms. Snyder was appointed to serve on the Nominating and Corporate Governance Committee and as the Chair of the Audit Committee. The Board designated Ms. Snyder as an “audit committee financial expert “ under the rules and regulations of the Securities and Exchange Commission. Ms. Snyder is President and Chief Executive Officer of GuideOne Mutual Insurance Company. There is no arrangement or understanding between Ms. Snyder and any other person pursuant to which Ms. Snyder was appointed to the Board. Ms. Snyder is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K.

Ms. Rao will serve as a Class II Director of the Company, to hold office until the 2022 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Ms. Rao was also appointed to serve on the Audit Committee. Ms. Rao is a Principal of Pecan Chase Holdings and is an Honorary Advisory Council Member of the Federal Reserve Bank of San Francisco. There is no arrangement or understanding between Ms. Rao and any other person pursuant to which Ms. Rao was appointed to the Board. Ms. Rao is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K.

Each of Ms. Snyder and Ms. Rao (together, the “New Directors”) have entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed on July 1, 2020. There are no family relationships between any New Director, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Ross Jessup
Name: Title:	Ross Jessup Chief Financial Officer

Date: August 11, 2020